Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226895 and 333-212261) and Form S-3 (Nos. 333-222101 and 333-222095) of MDC Partners, Inc., of our reports dated March 18, 2019, relating to the consolidated financial statements and financial statements schedules, and the effectiveness of MDC Partners, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 18, 2019